EXHIBIT 99.2

YUM! BRANDS, INC.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On October 31, 2016, YUM! Brands, Inc. (“YUM” or the “Company”) completed the previously announced distribution of all of the outstanding shares of common stock of Yum China Holdings, Inc. (“Yum China”) to YUM’s shareholders (the “Distribution”) as of the October 19, 2016 record date.

The following unaudited pro forma condensed consolidated statement of income for the year to date ended September 3, 2016 and unaudited pro forma consolidated statements of income for each of the years ended December 26, 2015, December 27, 2014 and December 28, 2013 are presented as if the Distribution had occurred on December 30, 2012. The following unaudited pro forma condensed consolidated balance sheet as of September 3, 2016 is presented as if the Distribution and related events had occurred on September 3, 2016.

The statements have been derived from historical financial statements prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”), are presented based on information currently available, are intended for informational purposes only, and do not purport to represent YUM’s financial position and results of operations had the Distribution and related events occurred on the dates indicated, or to project YUM’s financial performance for any future period. Beginning in the fourth quarter of 2016, the historical financial results attributable to YUM’s China business for the periods prior to the Distribution will be reflected in YUM’s consolidated financial statements as discontinued operations.

The unaudited pro forma consolidated financial statements and the accompanying notes should be read in conjunction with (i) the audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in YUM’s Form 10-K for the years ended December 26, 2015, December 27, 2014 and December 28, 2013 and (ii) the unaudited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in YUM’s Form 10-Q for the quarter ended September 3, 2016.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
YUM! BRANDS, INC.
FOR THE YEAR TO DATE ENDED SEPTEMBER 3, 2016
(in millions, except per share data)
		Pro Forma Adjustments
	Historical(a)	Separation of China Division(b)	Other		Pro Forma
Revenues
Company sales	$7,560	$(4,684)	$—		$2,876
Franchise fees and income	1,383	(90)	172	(c)	1,465
Total revenues	8,943	(4,774)	172		4,341
Costs and Expenses, Net
Company restaurants
Food and paper	2,230	(1,361)	—		869
Payroll and employee benefits	1,727	(963)	—		764
Occupancy and other operating expenses	2,192	(1,420)	—		772
Company restaurant expenses	6,149	(3,744)	—		2,405
General and administrative expenses	1,028	(270)	(18)	(c) (d)	740
Franchise and license expenses	145	(15)	—		130
Closures and impairment (income) expenses	47	(36)	—		11
Refranchising (gain) loss	(85)	—	8	(f)	(77)
Other (income) expense	(50)	42	2	(g)	(6)
Total costs and expenses, net	7,234	(4,023)	(8)		3,203

Operating Profit	1,709	(751)	180		1,138

Interest expense, net	164	N/A	7	(g)	171

Income Before Income Taxes	1,545	N/A	173		967

Income tax provision	183	N/A	82	(h)	265
Net Income – including noncontrolling interests	1,362	N/A	91		702
Net Income - noncontrolling interests	10	N/A	(10)	(g)	—
Net Income - YUM! Brands, Inc.	$1,352	N/A	$101		$702

Earnings per common share:
Basic	$3.33				$1.73
Diluted	$3.28				$1.70

Weighted-average common shares outstanding:
Basic	406				406
Diluted	412				412

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
YUM! BRANDS, INC.
FOR THE YEAR ENDED DECEMBER 26, 2015
(in millions, except per share data)
		Pro Forma Adjustments
	Historical(a)	Separation of China Division(b)	Other		Pro Forma
Revenues
Company sales	$11,145	$(6,789)	$—		$4,356
Franchise fees and income	1,960	(120)	244	(c)	2,084
Total revenues	13,105	(6,909)	244		6,440
Costs and Expenses, Net
Company restaurants
Food and paper	3,507	(2,159)	—		1,348
Payroll and employee benefits	2,517	(1,386)	—		1,131
Occupancy and other operating expenses	3,335	(2,167)	—		1,168
Company restaurant expenses	9,359	(5,712)	—		3,647
General and administrative expenses	1,504	(397)	7	(c) (d)	1,114
Franchise and license expenses	242	(20)	—		222
Closures and impairment (income) expenses	79	(64)	—		15
Refranchising (gain) loss	10	—	13	(f)	23
Other (income) expense	(10)	41	(15)	(g)	16
Total costs and expenses, net	11,184	(6,152)	5		5,037

Operating Profit	1,921	(757)	239		1,403

Interest expense, net	134	N/A	8	(g)	142

Income Before Income Taxes	1,787	N/A	231		1,261

Income tax provision	489	N/A	(164)	(h)	325
Net Income – including noncontrolling interests	1,298	N/A	395		936
Net Income - noncontrolling interests	5	N/A	(5)	(g)	—
Net Income - YUM! Brands, Inc.	$1,293	N/A	$400		$936

Earnings per common share:
Basic	$2.97				$2.15
Diluted	$2.92				$2.11

Weighted-average common shares outstanding
Basic	436				436
Diluted	443				443

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
YUM! BRANDS, INC.
FOR THE YEAR ENDED DECEMBER 27, 2014
(in millions, except per share data)
		Pro Forma Adjustments
	Historical(a)	Separation of China Division(b)	Other		Pro Forma
Revenues
Company sales	$11,324	$(6,821)	$—		$4,503
Franchise fees and income	1,955	(113)	242	(c)	2,084
Total revenues	13,279	(6,934)	242		6,587
Costs and Expenses, Net
Company restaurants
Food and paper	3,678	(2,207)	—		1,471
Payroll and employee benefits	2,579	(1,407)	—		1,172
Occupancy and other operating expenses	3,425	(2,198)	—		1,227
Company restaurant expenses	9,682	(5,812)	—		3,870
General and administrative expenses	1,419	(391)	16	(c)	1,044
Franchise and license expenses	160	(16)	-		144
Closures and impairment (income) expenses	535	(54)	(463)	(e)	18
Refranchising (gain) loss	(33)	—	17	(f)	(16)
Other (income) expense	(41)	52	1	(g)	12
Total costs and expenses, net	11,722	(6,221)	(429)		5,072

Operating Profit	1,557	(713)	671		1,515

Interest expense, net	130	N/A	14	(g)	144

Income Before Income Taxes	1,427	N/A	657		1,371

Income tax provision	406	N/A	(39)	(e) (h)	367
Net Income – including noncontrolling interests	1,021	N/A	696		1,004
Net Income (loss) - noncontrolling interests	(30)	N/A	30	(e) (g)	—
Net Income - YUM! Brands, Inc.	$1,051	N/A	$666		$1,004

Earnings per common share:
Basic	$2.37				$2.26
Diluted	$2.32				$2.22

Weighted-average common shares outstanding:
Basic	444				444
Diluted	453				453

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
YUM! BRANDS, INC.
FOR THE YEAR ENDED DECEMBER 28, 2013
(in millions, except per share data)
		Pro Forma Adjustments
	Historical(a)	Separation of China Division(b)	Other		Pro Forma
Revenues
Company sales	$11,184	$(6,800)	$—		$4,384
Franchise fees and income	1,900	(105)	238	(c)	2,033
Total revenues	13,084	(6,905)	238		6,417
Costs and Expenses, Net
Company restaurants
Food and paper	3,669	(2,258)	—		1,411
Payroll and employee benefits	2,499	(1,360)	—		1,139
Occupancy and other operating expenses	3,333	(2,132)	—		1,201
Company restaurant expenses	9,501	(5,750)	—		3,751
General and administrative expenses	1,412	(357)	15	(c)	1,070
Franchise and license expenses	158	(13)	—		145
Closures and impairment (income) expenses	331	(30)	(295)	(e)	6
Refranchising (gain) loss	(100)	—	5	(f)	(95)
Other (income) expense	(16)	22	3	(g)	9
Total costs and expenses, net	11,286	(6,128)	(272)		4,886

Operating Profit	1,798	(777)	510		1,531

Interest expense, net	247	N/A	5	(g)	252

Income Before Income Taxes	1,551	N/A	505		1,279

Income tax provision	487	N/A	(137)	(e) (h)	350
Net Income – including noncontrolling interests	1,064	N/A	642		929
Net Income (loss) - noncontrolling interests	(27)	N/A	27	(e) (g)	—
Net Income- YUM! Brands, Inc.	$1,091	N/A	$615		$929

Earnings per common share:
Basic	$2.41				$2.05
Diluted	$2.36				$2.01

Weighted-average common shares outstanding:
Basic	452				452
Diluted	461				461

UNAUDITED PRO FORMA CONDENSED CONSOLIATED BALANCE SHEET
YUM! BRANDS, INC.
AS OF SEPTEMBER 3, 2016
(in millions)

	Historical(a)	Separation of China Division(i)	Pro Forma
ASSETS

Cash and cash equivalents	$2,885	$(750)	$2,135
Accounts and notes receivable, net	440	(109)	331
Inventories	255	(218)	37
Prepaid expenses and other current assets	287	(49)	238
Advertising cooperative assets, restricted	136	—	136
Total Current Assets	4,003	(1,126)	2,877

Property, plant and equipment, net	4,010	(1,707)	2,303
Goodwill	635	(82)	553
Intangible assets, net	258	(96)	162
Investments in unconsolidated affiliates	64	(64)	—
Other assets	562	(217)	345
Deferred income taxes	900	(152)	748
Total Assets	$10,432	$(3,444)	$6,988

LIABILITIES AND EQUITY

Accounts payable and other current liabilities	$2,058	$(997)	$1,061
Income taxes payable	57	(42)	15
Short-term borrowings	48	(1)	47
Advertising cooperative liabilities	136	—	136
Total Current Liabilities	2,299	(1,040)	1,259

Long-term debt	9,119	(29)	9,090
Other liabilities and deferred credits	844	(210)	634
Total Liabilities	12,262	(1,279)	10,983

Shareholders’ Equity (Deficit)
Common Stock, no par value	—	—	—
Retained earnings (Accumulated deficit)	(1,572)	(2,026)	(3,598)
Accumulated other comprehensive income (loss)	(324)	(73)	(397)
Total Shareholders' Equity (Deficit) – YUM! Brands, Inc.	(1,896)	(2,099)	(3,995)
Noncontrolling interests	66	(66)	—
Total Shareholder's Equity (Deficit)	(1,830)	(2,165)	(3,995)
Total Liabilities and Shareholders' Equity (Deficit)	$10,432	$(3,444)	$6,988

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Basis of presentation

YUM’s historical consolidated financial statements have been adjusted in the pro forma consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the Distribution, (2) factually supportable and (3) with respect to the pro forma consolidated statements of income, expected to have a continuing impact on YUM’s consolidated results following the Distribution.

YUM’s fiscal year ends on the last Saturday in December. The first three quarters of each fiscal year consist of 12 weeks and the fourth quarter consists of 16 weeks. Our subsidiaries operate on similar fiscal calendars except that Yum China and certain other international subsidiaries operate on a monthly calendar with two months in the first quarter, three months in the second and third quarters and four months in the fourth quarter.

Note 2 - Pro forma adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma consolidated financial statements:

(a)	Reflects YUM’s historical GAAP financial statements and does not reflect any adjustments related to the Distribution.

(b)
Reflects the revenues and expenses representing the historical operating profit of the China Division as reported by YUM. These amounts, net of their related tax impact, will be included in discontinued operations in YUM's financial statements subsequent to the Distribution.

(c)
Per the terms of the master license agreement, Yum China will pay a license fee to YUM equal to 3% of net sales from the operations of KFC, Pizza Hut and Taco Bell subsequent to the Distribution. This adjustment reflects the impact of the license fee income from Yum China of $172 million, $244 million, $242 million and $238 million for the year to date ended September 3, 2016 and for the years ended December 26, 2015, December 27, 2014 and December 28, 2013, respectively. The license fee is subject to VAT and miscellaneous surcharges which are recorded in General and administrative expenses.

(d)
Includes the removal of separation costs incurred by YUM in connection with the Distribution of $29 million and $9 million recorded in General and administrative expenses for the year to date ended September 3, 2016 and year ended December 26, 2015, respectively. These costs primarily related to legal, tax, accounting and other professional services and were not allocated to YUM’s China Division for performance reporting purposes. These amounts, net of their related tax impact, will be included in discontinued operations in YUM's financial statements subsequent to the Distribution.

We expect to incur additional cash separation costs of approximately $25 million in the fourth quarter ending December 31, 2016 in connection with the Distribution. Additionally, we expect to incur a non-cash of approximately $30 million related to certain share-based awards that will be modified in connection with the Distribution in the fourth quarter ending December 31, 2016. Consistent with the historical separation costs incurred in connection with the Distribution these costs will be included in discontinued operations in YUM's financial statements.

(e)
Reflects historical non-cash impairment charges of $463 million and $295 million and the resulting net losses allocated to noncontrolling interests of $26 million and $19 million for the years ended December 27, 2014 and December 28, 2013, respectively, related to Yum China’s Little Sheep business which were not allocated to YUM’s China Division for performance reporting purposes. These amounts, net of their related tax impact, will be included in discontinued operations in YUM's financial statements subsequent to the Distribution.

(f)
Reflects historical refranchising gains, net related to Yum China which were not allocated to YUM’s China Division for performance reporting purposes. These amounts, net of their related tax impact, will be included in discontinued operations in YUM's financial statements subsequent to the Distribution.

(g)
Reflects the removal of historical Corporate and Unallocated items related to Yum China which were not allocated to YUM’s China Division for performance reporting purposes. These amounts, net of their related tax impact, will be included in discontinued operations in YUM's financial statements subsequent to the Distribution.

(h)
Reflects the tax effects attributable to the historical operating results of YUM’s China Division and the amounts described by (c), (d), (e), (f) and (g) above based upon the impact of the nature, as well as the jurisdiction, of the respective individual components. Although not reflected in these unaudited pro forma consolidated statements of income, the effective tax rate after the separation could be significantly different depending on YUM's repatriation decisions after the Distribution.

(i)	Reflects the assets and liabilities attributable to YUM’s China operations and was derived from YUM’s historical GAAP balance sheet included in YUM’s Form 10-Q as of September 3, 2016.